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                                      [FORM OF]
                      GRANT OF RESTRICTED STOCK UNITS UNDER THE
                  HEXCEL CORPORATION MANAGEMENT STOCK PURCHASE PLAN


                             Grant Date:  ___________, ____

1. GRANT SUBJECT TO PLAN. This Grant (defined below) is made and accepted pursuant to the terms and provisions of the Hexcel Corporation Management Stock Purchase Plan (the "Plan") and expressly incorporates herein all of the terms and provisions of the Plan. Notwithstanding anything in this Grant to the contrary, in the event that any inconsistency arises between any term or provision of the Plan and any term or provision of this Grant, then the applicable term or provision of the Plan shall control. By acknowledging acceptance of this Grant the Grantee (defined below) also acknowledges receipt of a copy of the Plan at the time the Grantee made the election referred to in paragraph 2 below. All capitalized terms used herein and not otherwise defined herein have the meaning ascribed thereto in the Plan.

2. GRANT. Pursuant to Plan, and in accordance with the election made by the Grantee dated ___________ ,____, Hexcel Corporation (the "Company"), which term shall include its successors as provided in the Plan, in lieu of making a cash payment to the Grantee in respect of ___% of the Grantee's Annual Bonus for the ____ fiscal year, hereby grants to < [GRANTEE'S
NAME] > (the "Grantee"), and Grantee hereby purchases from the Company, [______________] [(_____]) Restricted Stock Units (the "Restricted Stock Units") under the Plan, subject to the terms and conditions set forth herein and in the Plan (together, the "Grant").



The Purchase Price for each Restricted Stock Unit is $____, which represents 80% of the Fair Market Value of such unit on the date hereof.

3. NORMAL VESTING; NORMAL END OF RESTRICTED PERIOD. Subject to Paragraph 4 of this Grant, one-third (1/3) of the Restricted Stock Units shall vest on each of the first three anniversaries of the date hereof, but the Restricted Period shall end on the third anniversary hereof.

4. ACCELERATION OF VESTING AND END OF RESTRICTED PERIOD. The Restricted Stock Units shall immediately become completely vested and the

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Restricted Period shall end upon the first to occur of (a) a Change of
Control, (b) the involuntary termination of Grantee's employment without Cause, or (c) the termination of Grantee's employment by reason of Retirement or the Grantee's death or Disability.

5. PAYMENT AT END OF RESTRICTED PERIOD. Upon termination of the Restricted Period with respect to the Restricted Stock Units, the Company will pay to the Grantee or the Grantee's estate (in the event of Grantee's death) a number of shares of unrestricted Stock equal to the number of Restricted Stock Units.

6.  TERMINATION DURING RESTRICTED PERIOD.

    (a) VESTED RESTRICTED STOCK UNITS. If Grantee's employment is terminated during the Restricted Period for any reason, Grantee or Grantee's estate (in the event of Grantee's death) will receive a number of shares of unrestricted Stock equal to the number of vested Restricted Stock Units at the time of termination (giving effect to any vesting which may occur in connection with such termination).

    (b) UNVESTED RESTRICTED STOCK UNITS. If Grantee's employment is terminated during the Restricted Period for any reason, Grantee or Grantee's estate (in the event of Grantee's death) will receive a cash payment equal to 80% of the Fair Market Value of the unvested Restricted Stock Units on the Grant Date.

7. RESTRICTIONS. During the Restricted Period, the Grantee may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of Restricted Stock Units (whether vested or unvested), except by will or laws of descent and distribution.

8. NO RIGHTS AS STOCKHOLDER. Neither the Grantee nor any permitted transferee of the Grantee, shall have any rights as a stockholder with respect to any shares of Stock issuable pursuant to the Restricted Stock Units until the date on which a stock certificate (or certificates) representing such Stock is issued.

9. EQUITABLE ADJUSTMENT OF RESTRICTED SHARES. The number of shares of unrestricted Stock available pursuant to the Plan are subject to equitable adjustment as provided in Section 7 of the Plan.

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10. NOTICES.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, Attention: David Wong, Vice President, Corporate Affairs, and shall be mailed or delivered to the Grantee at the Grantee's address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

11. NO RIGHTS TO EMPLOYMENT. This Grant shall not confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall it interfere in any way with any right of the Grantee's employer to terminate the Grantee's employment at any time.

12. PAYMENT OF WITHHOLDING TAXES. The Committee shall have discretion to permit or require the Grantee, on such terms and conditions as it determines, to pay all or a portion of any taxes arising in connection with a purchase of Restricted Stock Units hereunder or the vesting or lapse of restrictions with respect thereto by having the Company withhold shares of Stock that would otherwise be exchanged for Restricted Stock Units or by the Grantee's delivering other shares of Stock having a then-current Fair Market Value equal to the amount of taxes to be withheld or to otherwise withhold amounts payable to the Grantee in accordance with applicable law.

13. GOVERNING LAW. This Grant and all matters related hereto shall be governed by the laws of the State of Delaware.

                              *    *     *     *     *


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                        HEXCEL CORPORATION

                        By:    __________________
                        Name:  __________________
                        Title: __________________

Receipt of the foregoing Grant is hereby acknowledged and accepted and the terms and conditions of the Grant are hereby agreed to as of the Grant Date.


    GRANTEE                       ADDRESS

    _______________________
    Name:                         __________________________
                                  __________________________
                                  __________________________


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